Exhibit 15.1

May 5, 2021

The Board of Directors and Stockholders of Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, CA 90245

We are aware that our report dated May 5, 2021, on our review of the interim financial information of Big 5 Sporting Goods Corporation and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended April 4, 2021, is incorporated by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545 and 333-234317 each on Form S-8.

/s/ Deloitte & Touche LLP

Los Angeles, California